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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul J. Siracusa, Harold E. Rolfe and Richard J. Foti, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of The Hertz Corporation and any or all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ CRAIG R. KOCH Craig R. Koch	Chairman of the Board and Director	October 12, 2006
/s/ MARK P. FRISSORA Mark P. Frissora	Chief Executive Officer and Director	October 12, 2006
/s/ PAUL J. SIRACUSA Paul J. Siracusa	Executive Vice President and Chief Financial Officer	October 12, 2006
/s/ RICHARD J. FOTI Richard J. Foti	Controller	October 12, 2006
/s/ GEORGE W. TAMKE George W. Tamke	Lead Director	October 12, 2006
/s/ NATHAN K. SLEEPER Nathan K. Sleeper	Director	October 12, 2006
/s/ DAVID H. WASSERMAN David H. Wasserman	Director	October 12, 2006
/s/ WILLIAM E. CONWAY, JR. William E. Conway, Jr.	Director	October 12, 2006
/s/ GREGORY S. LEDFORD Gregory S. Ledford	Director	October 12, 2006
/s/ GEORGE A. BITAR George A. Bitar	Director	October 12, 2006
/s/ ROBERT F. END Robert F. End	Director	October 12, 2006

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  Exhibit 24.1
POWER OF ATTORNEY